[TSX Venture Exchange

Letterhead here]

FORM 4D

WARRANT AMENDMENT SUMMARY FORM
AND CERTIFICATION

Re: Ausam Energy Corporation (the "Issuer").

Trading Symbol: AZE.

The following is an application to (please check the appropriate box):

Extend the term of Warrants X

Amend the price of Warrants ☐

The Issuer is a: Tier 1 Issuer X Tier 2 Issuer ☐

1. Terms of Original Private Placement

(a) Number of Listed Shares issued - Please see attached Schedule 1 for all terms of the various private placements relating to the issuance of the warrants being amended.

(b) Price Listed Shares issued at - Please see attached Schedule 1.

(c) Number of Warrants issued - Please see attached Schedule 1.

(d) Date of Announcement of Private Placement - Please see attached Schedule 1.

(e) Market Price at Date of Announcement of Private Placement - Please see attached Schedule 1.

(f) Original Warrant exercise price: - Please see attached Schedule 1

(g) Original term of Warrants - Please see attached Schedule 1.

(h) Original expiry date of Warrants - Please see attached Schedule 1.

(i) Percentage of Warrants held by Insiders - Please see attached Schedule 1. Note that the holders were not Insiders at the time that the warrants were issued.

(j) Indicate the number of Warrants, if any, which have been exercised, and the date of the exercise - Please see attached Schedule 1.

2. Requested Amendments to Warrant Terms

Please complete the relevant sections below disclosing the requested amendments.

(a) Extension of Warrant term applied for:

Amended Warrant expiry date - Please see attached Schedule 1.

Adjusted Warrant exercise price - Please see attached Schedule 1

(b) Amendment of Exercise Price applied for: - Please see attached Schedule 1

Amended Warrant exercise price - Please see attached Schedule 1

Is there a maximum 30 day exercise provision pursuant to section 5.3(b) of Policy 4.1? Yes ☐ No X

If Yes, have all of the remaining Warrant holders consented to the repricing and reduced exercise provision? Yes ☐ No X

If no, please explain. No re-pricing is occurring.

If there is a maximum 30 day exercise provision, at what price is the provision triggered? Not applicable.

3. Declaration

This Certification accompanies an application to the Exchange for acceptance of the Amendment of Warrant Terms (the "Filing").

The undersigned hereby certifies that:

a) the undersigned is a director and/or senior officer of the Issuer and has been duly authorized by a resolution of the board of directors of the Issuer to make this Declaration;

b) the Filing is in all respects in accordance with Policy 4.1 - Private Placements in effect as of the date of this Declaration, or any deviations therefrom are disclosed in this Form; and

c) there are no Material Changes in the affairs of the Issuer which have not been publicly disclosed.

Dated June 20, 2008.

/s/
Richard G. Lummis

Signature

Director and Vice President Compliance

SCHEDULE 1

NOTE - AUSAM TO CONFIRM ALL NUMBERS AND ROUNDING DUE TO CONSOLIDATION
Date of Original Private Placement and Type of Security Issued
Terms of Original Private Placement Note - all figure reflect the 5:1 consolidation effective September 28, 2007	February 8, 2007 Common Shares and Warrants	February 8, 2007 Preferred Shares and Warrants	September 7, 2007 Common Shares and Warrants
Number of Listed Shares issued	6,185,369 Common Shares	3,993,334 First Preferred Shares, Series 2	251,371 Common Shares
Price Listed Shares issued at	$3.20 per Common Share	$3.55 per Series 2 Preferred Share	US$2.70 per Common Share
Number of Warrants issued	3,092,682 Common Share purchase warrants	1,996,666 Series 2 Preferred Share purchase warrants	125,685 Common Share purchase warrants
Date of Announcement of Private Placement	September 22, 2006 - initial February 9, 2007 - closing	September 22, 2006 - initial February 9, 2007 - closing	June 6, 2007 - initial September 10, 200 - closing
Original Warrant exercise price	Year 1 - $3.25 Year 2 - $3.25	Year 1 - $3.75 Year 2 - $3.75	Year 1 - $3.25 Year 2 - $3.25
Original term of Warrants	Two years	Two years	Two years
Original expiry date of Warrants	February 8, 2009	February 8, 2009	September 7, 2009
Percentage of Warrants held by Insiders	5.98%	54.25%	None
Number of Warrants, if any, which have been exercised, and the date of the exercise	None	None	None

Requested Amendments to Warrant Terms
Extension of Warrant term applied for	Five years from date of issuance. New expiry date will be February 8, 2012	Five years from date of issuance. New expiry date will be February 8, 2012	Five years from date of issuance. New expiry date will be September 7, 2012
Adjusted Warrant exercise price	N/A	N/A	N/A
Amendment of Exercise Price applied for	N/A	N/A	N/A